Exhibit 99.1

For immediate release	For More Information:
J. Bruce Hildebrand, Executive Vice President
325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES

THIRD QUARTER EARNINGS RESULTS

ABILENE, Texas, October 18, 2012 – First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the third quarter of 2012 of $19.80 million, up 9.47 percent compared with earnings of $18.09 million in the same quarter last year. Basic earnings per share were $0.63 for the third quarter of 2012 compared with $0.58 in the same quarter a year ago.

Net interest income increased 2.11 percent to $39.12 million compared with $38.31 million in 2011. The net interest margin, on a taxable equivalent basis, was 4.26 percent compared with 4.62 percent in the same quarter last year and 4.33 percent in the second quarter of this year.

The provision for loan losses was $787 thousand in the third quarter of 2012, compared with $1.35 million in the same quarter last year and $759 thousand in the second quarter of this year. Nonperforming assets as a percentage of loans and foreclosed assets totaled 1.53 percent at September 30, 2012, compared with 1.76 percent at June 30, 2012, and 1.60 percent at September 30, 2011. Classified loans totaled $76.48 million at September 30, 2012, compared to $80.86 million at June 30, 2012, and $82.99 million at September 30, 2011.

Noninterest income increased 11.42 percent in the third quarter of 2012 to $15.50 million compared with $13.91 million in the same quarter a year ago. Trust fees increased to $3.72 million in the third quarter of 2012 compared with $3.27 million in the same quarter last year, primarily due to continued growth in the fair value of Trust assets managed to $2.75 billion from $2.30 billion a year ago. ATM, interchange and credit card fees increased 6.29 percent to $3.77 million compared with $3.54 million in the same quarter last year. Service charges on deposit accounts decreased to $4.34 million during the third quarter of 2012 compared with $4.48 million for the same quarter a year ago, due primarily to decreased customer use of overdraft services. The net gain on securities sold during the third quarter of 2012 totaled $1.48 million compared to $67 thousand in the same quarter of 2011.

Noninterest expense increased in the third quarter of 2012 to $27.20 million from $26.32 million in the same quarter last year. The Company’s efficiency ratio in the third quarter of 2012 improved to 46.61 percent compared with 47.48 percent in the same quarter last year.

For the first nine months of 2012, net income increased 9.83 percent to $55.91 million from $50.90 million for the same period a year ago. Basic earnings per share rose to $1.78 in the first nine months of 2012 from $1.62 in the same period last year. Net interest income increased 1.86 percent to $115.93 million in the first nine months of 2012 from $113.81 million a year ago. The provision for loan losses totaled $2.84 million compared with $5.41 million in the first nine months of the previous year. Noninterest income was $42.26 million in the first nine months of 2012 compared with $38.65 million for the same period a year ago. Noninterest expense rose to $80.42 million in the first nine months of 2012 compared with $78.37 million last year.

As of September 30, 2012, consolidated assets for the Company totaled $4.31 billion compared with $3.94 billion a year ago. Loans grew 15.91 percent and totaled $2.00 billion at quarter end compared with loans of $1.73 billion a year ago. Total deposits were $3.44 billion as of September 30, 2012, which represents an 8.09 percent growth over $3.19 billion a year earlier. Shareholders’ equity rose to $549.91 million as of September 30, 2012, compared with $499.20 million the prior year.

“This was another good quarter for our company,” said F. Scott Dueser, Chairman, President and CEO. “We continue to see good growth in loans and deposits and continue to pursue acquisition prospects to put our capital to use.”

Additionally, the Company announced today that it will consolidate its eleven charters into one charter, effective at the end of the 2012 fiscal year, subject to regulatory approval. “Due to regulatory, compliance and technology complexities and the opportunity for additional cost savings, we believe it is time to make this enhancement,” stated Scott Dueser. “Outside of consolidating the eleven databases, our banks will continue to operate as they do today with local management and board decisions to benefit the customers and communities we serve,” added Dueser.

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that operates 11 separately chartered banks with 54 locations in Texas. The bank subsidiaries are First Financial Bank, N.A., Abilene, Albany, Clyde, Moran and Odessa; First Financial Bank, N.A., Eastland, Ranger, Cisco and Rising Star; First Financial Bank, N.A., Cleburne, Burleson, Alvarado, Midlothian and Crowley; First Financial Bank, Hereford; First Financial Bank, Huntsville; First Financial Bank, N.A., Mineral Wells; First Financial Bank, N.A., San Angelo; First Financial Bank, N.A., Southlake, Bridgeport, Boyd, Decatur, Grapevine, Keller and Trophy Club; First Financial Bank, N.A., Stephenville, Granbury, Glen Rose and Acton; First Financial Bank, N.A., Sweetwater, Roby, Trent and Merkel; and First Financial Bank, N.A., Weatherford, Willow Park, Aledo, Brock and Fort Worth. The Company also operates First Financial Trust & Asset Management Company, N.A., with six locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	Quarter Ended
	2012			2011
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
ASSETS:
Cash and due from banks	$128,606	$122,534	$131,163	$146,239	$127,174
Interest-bearing deposits in banks	25,633	25,794	84,169	104,597	103,850
Interest-bearing time deposits in banks	67,506	74,594	62,018	61,175	66,688
Fed funds sold	23,400	10,100	11,200	—	3,580
Investment securities	1,883,864	1,963,367	1,963,341	1,844,998	1,732,919
Loans	2,003,854	1,918,292	1,798,867	1,786,544	1,728,832
Allowance for loan losses	(34,932)	(34,747)	(34,529)	(34,315)	(34,301)

Net loans	1,968,922	1,883,545	1,764,338	1,752,229	1,694,531
Premises and equipment	80,580	80,404	79,308	76,483	73,443
Goodwill	71,865	71,865	71,865	71,865	71,865
Other intangible assets	136	175	213	257	341
Other assets	60,035	59,426	59,635	62,688	61,012

Total assets	$4,310,547	$4,291,804	$4,227,250	$4,120,531	$3,935,403

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Noninterest-bearing deposits	$1,200,154	$1,156,238	$1,125,577	$1,101,576	$1,020,953
Interest-bearing deposits	2,244,244	2,235,942	2,272,495	2,233,222	2,165,653

Total deposits	3,444,398	3,392,180	3,398,072	3,334,798	3,186,606
Short-term borrowings	254,480	251,428	237,567	207,756	180,790
Other liabilities	61,757	113,933	74,606	69,440	68,808
Shareholders’ equity	549,912	534,263	517,005	508,537	499,199

Total liabilities and shareholders’ equity	$4,310,547	$4,291,804	$4,227,250	$4,120,531	$3,935,403

	Quarter Ended
	2012			2011
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
INCOME STATEMENTS
Interest income	$40,287	$39,911	$39,797	$39,888	$40,164
Interest expense	1,168	1,355	1,540	1,704	1,854

Net interest income	39,119	38,556	38,257	38,184	38,310
Provision for loan losses	787	759	1,296	1,221	1,354

Net interest income after provision for loan losses	38,332	37,797	36,961	36,963	36,956
Noninterest income	15,499	13,464	13,298	12,792	13,911
Noninterest expense	27,203	26,745	26,468	26,257	26,320

Net income before income taxes	26,628	24,516	23,791	23,498	24,547
Income tax expense	6,828	6,165	6,035	6,032	6,460

Net income	$19,800	$18,351	$17,756	$17,466	$18,087

PER COMMON SHARE DATA
Net income - basic	$0.63	$0.58	$0.56	$0.56	$0.58
Net income - diluted	0.63	0.58	0.56	0.55	0.57
Cash dividends	0.25	0.25	0.24	0.24	0.24
Shares outstanding - end of period	31,488,530	31,481,747	31,477,483	31,459,635	31,452,283
Average outstanding shares - basic	31,484,375	31,478,980	31,466,706	31,454,197	31,451,687
Average outstanding shares - diluted	31,502,172	31,497,241	31,479,743	31,489,304	31,481,092

PERFORMANCE RATIOS
Return on average assets	1.84%	1.75%	1.73%	1.74%	1.87%
Return on average equity	14.53	14.01	13.79	13.88	14.79
Net interest margin (tax equivalent)	4.26	4.33	4.39	4.44	4.62
Efficiency ratio	46.61	48.02	48.08	48.33	47.48

	Nine Months Ended Sept. 30,
	2012	2011
INCOME STATEMENTS
Interest income	$119,994	$120,132
Interest expense	4,063	6,320

Net interest income	115,931	113,812
Provision for loan losses	2,842	5,405

Net interest income after provision for loan losses	113,089	108,407
Noninterest income	42,261	38,646
Noninterest expense	80,415	78,367

Net income before income taxes	74,935	68,686
Income tax expense	19,028	17,784

Net income	$55,907	$50,902

PER COMMON SHARE DATA
Net income - basic	$1.78	$1.62
Net income - diluted	1.78	1.62
Cash dividends	0.74	0.71
Book value	17.46	15.87
Market value	36.03	26.16
Shares outstanding - end of period	31,488,530	31,452,283
Average outstanding shares - basic	31,476,715	31,440,178
Average outstanding shares - diluted	31,486,707	31,488,129

PERFORMANCE RATIOS
Return on average assets	1.78%	1.79%
Return on average equity	14.12	14.65
Net interest margin (tax equivalent)	4.32	4.68
Efficiency ratio	47.55	48.39

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2012			2011
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$34,747	$34,529	$34,315	$34,301	$33,406
Loans charged off	(1,064)	(766)	(1,405)	(2,195)	(722)
Loan recoveries	462	225	323	988	263

Net charge-offs	(602)	(541)	(1,082)	(1,207)	(459)
Provision for loan losses	787	759	1,296	1,221	1,354

Balance at end of period	$34,932	$34,747	$34,529	$34,315	$34,301

Allowance for loan losses / period-end loans	1.74%	1.81%	1.92%	1.92%	1.98%
Allowance for loan losses / nonperforming loans	143.4	130.1	164.3	171.0	194.3
Net charge-offs / average loans (annualized)	0.12	0.12	0.24	0.27	0.11

NONPERFORMING ASSETS
Nonaccrual loans	$24,283	$26,606	$20,963	$19,975	$17,598
Accruing loans 90 days past due	69	105	53	96	52

Total nonperforming loans	24,352	26,711	21,016	20,071	17,650
Foreclosed assets	6,373	7,149	7,852	9,464	10,254

Total nonperforming assets	$30,725	$33,860	$28,868	$29,535	$27,904

As a % of loans and foreclosed assets	1.53%	1.76%	1.60%	1.64%	1.60%
As a % of end of period total assets	0.71	0.79	0.68	0.72	0.71

CAPITAL RATIOS
Tier 1 risk-based	17.66%	17.23%	17.73%	17.49%	17.89%
Total risk-based	18.92	18.48	18.99	18.74	19.14
Tier 1 leverage	10.49	10.36	10.31	10.33	10.45
Equity to assets	12.76	12.45	12.23	12.34	12.68

	Quarter Ended
	2012			2011
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
NONINTEREST INCOME
Trust fees	$3,723	$3,670	$3,454	$3,151	$3,265
Service charges on deposits	4,337	4,042	3,882	4,313	4,482
ATM, interchange and credit card fees	3,767	3,784	3,676	3,551	3,544
Real estate mortgage fees	1,495	1,218	1,050	1,013	1,056
Net gain on sale of available-for-sale securities	1,479	382	346	164	67
Net gain (loss) on sale of foreclosed assets	(106)	(404)	6	(159)	18
Net gain (loss) on sale of assets	(32)	105	122	43	588
Other noninterest income	836	667	762	716	891

Total noninterest income	$15,499	$13,464	$13,298	$12,792	$13,911

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$13,502	$13,304	$13,186	$12,753	$12,790
Profit sharing expense	1,343	885	1,043	1,153	1,318
Net occupancy expense	1,806	1,743	1,737	1,707	1,823
Equipment expense	2,269	2,144	2,108	2,008	1,970
FDIC insurance premiums	563	565	527	517	561
ATM, interchange and credit card expenses	1,317	1,450	1,249	1,311	1,276
Legal, tax and professional fees	1,019	968	1,033	994	947
Audit fees	311	283	295	304	305
Printing, stationery and supplies	468	511	505	473	443
Amortization of intangible assets	38	38	44	84	101
Advertising and public relations	998	953	942	1,105	1,033
Correspondent bank service charges	220	216	200	198	198
Other noninterest expense	3,349	3,685	3,599	3,650	3,555

Total noninterest expense	$27,203	$26,745	$26,468	$26,257	$26,320

TAX EQUIVALENT YIELD ADJUSTMENT	$3,743	$3,673	$3,495	$3,348	$3,209

	Nine Months Ended Sept. 30,
	2012	2011
NONINTEREST INCOME
Trust fees	$10,848	$9,520
Service charges on deposits	12,261	13,376
ATM, interchange and credit card fees	11,226	10,036
Real estate mortgage fees	3,763	2,930
Net gain on sale of available-for-sale securities	2,206	328
Net gain (loss) on sale of foreclosed assets	(512)	(1,156)
Net gain (loss) on sale of assets	203	854
Other noninterest income	2,266	2,758

Total noninterest income	$42,261	$38,646

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$39,993	$38,816
Profit sharing expense	3,270	3,535
Net occupancy expense	5,286	5,154
Equipment expense	6,521	5,792
FDIC insurance premiums	1,655	2,129
ATM, interchange and credit card expenses	4,017	3,607
Legal, tax and professional fees	3,020	3,217
Audit fees	889	855
Printing, stationery and supplies	1,483	1,359
Amortization of intangible assets	120	317
Advertising and public relations	2,893	2,711
Correspondent bank service charges	636	606
Other noninterest expense	10,632	10,269

Total noninterest expense	$80,415	$78,367

TAX EQUIVALENT YIELD ADJUSTMENT	$10,911	$9,503

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended Sept. 30, 2012
	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$23,924	$1	0.01%
Interest-bearing deposits in nonaffiliated banks	96,878	185	0.76%
Taxable securities	1,121,465	7,480	2.67%
Tax exempt securities	795,727	9,912	4.98%
Loans	1,967,789	26,452	5.35%

Total interest-earning assets	4,005,783	44,030	4.37%
Noninterest-earning assets	274,379

Total assets	$4,280,162

Interest-bearing liabilities:
Deposits	$2,240,977	$1,094	0.19%
Fed funds purchased and other short term borrowings	289,568	74	0.10%

Total interest-bearing liabilities	2,530,545	1,168	0.18%
Noninterest-bearing liabilities	1,207,352
Shareholders’ equity	542,265

Total liabilities and shareholders’ equity	$4,280,162

Net interest income and margin (tax equivalent)		$42,862	4.26%

	Nine Months Ended Sept. 30, 2012
	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$11,453	$9	0.10%
Interest-bearing deposits in nonaffiliated banks	119,379	615	0.69%
Taxable securities	1,174,249	24,498	2.78%
Tax exempt securities	747,614	29,150	5.20%
Loans	1,867,829	76,633	5.48%

Total interest-earning assets	3,920,524	130,905	4.46%
Noninterest-earning assets	282,235

Total assets	$4,202,759

Interest-bearing liabilities:
Deposits	$2,251,221	$3,887	0.23%
Fed funds purchased and other short term borrowings	257,090	176	0.09%

Total interest-bearing liabilities	2,508,311	4,063	0.22%
Noninterest-bearing liabilities	1,165,450
Shareholders’ equity	528,998

Total liabilities and shareholders’ equity	$4,202,759

Net interest income and margin (tax equivalent)		$126,842	4.32%